SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ___________________


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                February 23, 1995

                               ___________________


                               HOWELL CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



     1-8704    74-1223027
     (Commission File Number) (I.R.S. Employer Identification No.)



     1111 Fannin, Suite 1500, Houston, Texas 77002
     (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code:  (713) 658-4000


Item 5.  Other Events

     On February 23, 1995, the Registrant issued a press release announcing that the Registrant had signed a Purchase and Sale Agreement with Exxon Pipeline Company regarding the purchase of three crude oil pipeline systems. A copy of the press release is enclosed herewith and incorporated herein by reference.



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          HOWELL CORPORATION
          (Registrant)




Date:  March 6, 1995     By     /s/ Paul W. Funkhouser

              Paul W. Funkhouser
              President and Chief Operating Officer

                         HOWELL CORPORATION NEWS RELEASE

For Immediate Release    Contact:  Sandra M. Ryan
          Manager, Investor Relations
          (713) 658-4070


                HOWELL TO ACQUIRE CRUDE OIL PIPELINES FROM EXXON


      HOUSTON, TEXAS, February 23, 1995 -- HOWELL CORPORATION (HWL:NYSE; HWLLP:NASDAQ) today announced the signing of a Purchase and Sale Agreement with Exxon Pipeline Company (a subsidiary of Exxon Corporation - XON:NYSE) regarding the purchase by Howell of three crude oil pipeline systems. The Purchase and Sale Agreement is subject to customary due diligence and to regulatory review. The closing of this transaction is currently contemplated to take place by March 31, 1995. When consummated, the acquisition of these pipeline assets will account for over one-quarter of Howell's total assets.

     The three systems are located in Texas, Louisiana, Mississippi, Alabama and Florida and consist of:
- -    approximately 900 miles of 2" to 16" diameter gathering and trunkline pipelines;
- -    approximately 2.5 million barrels of crude oil storage capacity;
- -    approximately 200,000 barrels per day of throughput capacity; and
- -    direct connection to six refineries, with access to numerous other markets.

      The pipelines are located in areas strategic to Howell's existing exploration, production, crude oil marketing and transportation operations. Howell Crude Oil Company currently purchases, markets and exchanges almost 78,000 barrels per day of crude oil and condensate from about 400 operators and marketers. Howell Transportation Services operates a fleet of crude oil transport trucks currently gathering almost 28,000 barrels of crude oil per day from producing leases for delivery into pipelines and final markets. Howell owns or leases 32 automatic custody transfer (ACT) units adjacent to crude oil pipelines, 10 of which are located on the three pipelines being acquired from Exxon. ACTs are truck unloading stations that inject crude oil into pipeline systems. The acquisition of the three pipeline systems will complement, and will be complemented by, Howell's crude oil purchasing, truck gathering and marketing activities.

      Additional synergy will be derived from the fact that all three pipeline systems are located in areas where Howell Petroleum Corporation has significant exploration, development and production activities. Two of the systems traverse Howell's mineral acreage in Alabama and Mississippi. This 875,000 net mineral acreage position is the foundation for the company's exploration joint venture with three industry partners. The joint venture has assembled and is actively assembling exploratory drilling prospects in the general vicinity of these two pipelines. Drilling and completion activities are currently underway on two prospects, and several more are scheduled to begin drilling in the near future.

      Howell Corporation is a diversified independent energy company engaged  in
oil   and   gas   exploration,   production,   marketing,   transportation   and
petrochemicals.
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